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                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                        Date of Report:  June 4, 1997

               AmeriCredit Automobile Receivables Trust 1996-C
            (Exact Name of Registrant as specified in its charter)


      UNITED STATES                33-98620              88-0359494
     (State or Other             (Commission          (I.R.S. Employer
      Jurisdiction               File Number)      Identification Number)
     of Incorporation)

                   c/o AmeriCredit Financial Services, Inc.
                          Attention:  Daniel E. Berce
                              200 Bailey Avenue
                            Fort Worth, TX  76107
                            (Address of Principal
                              Executive Office)

                               (817) 332-7000
                          Registrant's phone number

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Item 5.  Other Events

    Information relating to distributions to Note and Certificate holders for the May, 1997, Collection Period of the Registrant in respect of the Class A-1 Money Market Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes and the Certificates, is contained in the Servicer's Certificate for the referenced Collection Period provided to Note and Certificate holders pursuant to the Sale and Servicing Agreement dated as of August 1, 1996 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and LaSalle National Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.  Financial Statements, Exhibits

     EXHIBIT NO.    EXHIBIT
     -----------    -------
        1.          Servicer's Certificate for the May, 1997 Collection Period
                    relating to the Notes and the Certificates issued by the Registrant pursuant to the Agreement.


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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriCredit Automobile Receivables Trust 1996-C

By:  AmeriCredit Financial Services, Inc., as Servicer

      /s/  DANIEL E. BERCE
-----------------------------------
    Daniel E. Berce
    Executive Vice President,
    Chief Financial Officer
    and Treasurer



June 4, 1997


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                                EXHIBIT INDEX


EXHIBIT
-------
  1. Servicer's Certificate for the May, 1997 Collection Period relating to the Notes and Certificates issued by the Registrant.